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As filed with the Securities and Exchange Commission on December 16, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMPUTER SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7373
(Primary Standard Industrial Classification Code Number)

95-204316
(I.R.S. Employer Identification Number)

3170 Fairview Park Drive
Falls Church, VA 22042
Telephone: (703) 876-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William L. Deckelman, Jr.
Vice President, General Counsel and Secretary
3170 Fairview Park Drive
Falls Church, VA 22042
Telephone: (703) 876-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Howard B. Adler
Ronald O. Mueller
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C.
Telephone: (202) 955-8500
Fax: (202) 467-0539

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☒	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

5.50% Senior Notes due 2013	$700,000,000	100%	$700,000,000	$27,510

6.50% Senior Notes due 2018	$1,000,000,000	100%	$1,000,000,000	$39,300

(1)
The aggregate principal amount of notes that were issued by Computer Sciences Corporation on March 3, 2008.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the Exchange Offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                        , 2008

$1,700,000,000

COMPUTER SCIENCES CORPORATION

OFFER TO EXCHANGE

New $700,000,000 5.50% Senior Notes due 2013
New $1,000,000,000 6.50% Senior Notes due 2018
for
$700,000,000 5.50% Senior Notes due 2013
$1,000,000,000 6.50% Senior Notes due 2018

This exchange offer will expire at 5 p.m., New York City time, on                                , 2009, unless extended.

Terms of the exchange offer:

    •
    We are offering:

    •
    New $700,000,000 5.50% Senior Notes due 2013 in exchange for outstanding $700,000,000 5.50% Senior Notes due 2013; and

    •
    New $1,000,000,000 6.50% Senior Notes due 2018 in exchange for outstanding $1,000,000,000 6.50% Senior Notes due 2018.

    •
    You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

    •
    The exchange of outstanding notes for new notes will not be a taxable exchange for United States federal income tax purposes.

    •
    The terms of the new notes to be issued are substantially identical to the terms of the outstanding notes, except that transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the new notes.

    •
    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange securities. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for unregistered securities where the unregistered securities were acquired by the broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

    •
    We will not receive any proceeds from the exchange offer.

    •
    There is no existing market for the new notes to be issued, and we do not intend to apply for their listing on any securities exchange.

        In this prospectus, we refer to the new $700,000,000 5.50% Senior Notes due 2013 as the new 2013 notes and to the new $1,000,000,000 6.50% Senior Notes due 2018 as the new 2018 notes. We refer to these two series of new notes collectively as the new notes. Similarly, we refer to the outstanding notes, by series, as the outstanding 2013 notes and the outstanding 2018 notes, and collectively as the outstanding notes. The term "notes" refers to both the outstanding notes and the new notes. See "Description of the New Notes" for more information about the new notes.

        Investing in the new notes involves risks. See "Risk Factors" beginning on page 7 of this prospectus to read about factors you should consider before participating in the exchange offer.

        Neither the Securities and Exchange Commission ("SEC") nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                    , 2008.

MARKET AND INDUSTRY DATA	ii
WHERE YOU CAN FIND MORE INFORMATION	ii
FORWARD-LOOKING STATEMENTS	ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	iii
SUMMARY	1
RISK FACTORS	7
RATIO OF EARNINGS TO FIXED CHARGES	9
USE OF PROCEEDS	10
CAPITALIZATION	11
DESCRIPTION OF THE EXCHANGE OFFER	12
PROCEDURES FOR TENDERING OUTSTANDING NOTES	18
ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; EXCHANGE FOR NEW NOTES	22
WITHDRAWAL OF TENDERS	23
DESCRIPTION OF THE NEW NOTES	24
BOOK-ENTRY DEBT SECURITIES	36
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	39
CERTAIN ERISA CONSIDERATIONS	45
PLAN OF DISTRIBUTION	47
LEGAL MATTERS	49
EXPERTS	49

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction in which it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

        This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        This prospectus incorporates important business and financial information about us from documents that we have filed with the SEC, but have not included in, or delivered with, this prospectus. For a listing of the documents that we have incorporated by reference into this prospectus, please see the section of this prospectus entitled "Incorporation of Certain Documents by Reference." This information, and any exhibits specifically incorporated by reference as an exhibit in this document, is available without charge upon written or oral request to Investor Relations, Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, VA 22042, or made by telephone at 1-800-542-3070.

        To obtain timely delivery, note holders must request the information no later than five business days before the expiration date. The expiration date is                         , 2009.

i

MARKET AND INDUSTRY DATA

        We obtained the market and competitive position data used in this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, or Exchange Act, and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        Our Internet website is www.csc.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. In addition, we have posted the charters for our Audit Committee, Compensation Committee and Nominating/ Corporate Governance Committee, as well as our Corporate Governance Guidelines, in the Corporate Governance section of our website.

FORWARD-LOOKING STATEMENTS

        All statements and assumptions contained in this prospectus and in the documents incorporated by reference that do not directly and exclusively relate to historical facts constitute "forward-looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements represent our current expectations and beliefs, and we cannot assure you that the results described in such statements will be achieved.

        Forward-looking information contained in these statements includes, among other things, statements with respect to our financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities, plans and objectives of management and other matters. Such statements are subject to numerous assumptions, risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results described in such statements. These factors include without limitation those listed as "Risk Factors" on page 7 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended March 28, 2008, in our Quarterly Report on Form 10-Q for the quarter ended October 3, 2008 and other risks identified in our public filings.

        Forward-looking statements in this prospectus speak only as of the date of this prospectus, and forward-looking statements in documents attached or incorporated by reference speak only as to the date of those documents. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

ii

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus or a subsequently filed document that is incorporated by reference. This prospectus incorporates by reference the documents set forth below, which we have filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for Current Reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K, until the expiration of the exchange offer.

  •
  Current Report on Form 8-K, filed on May 20, 2008;

  •
  Annual Report on Form 10-K for the fiscal year ended March 28, 2008, filed on May 27, 2008 (including the portions of our Proxy Statement on Schedule 14A, filed on July 3, 2008, incorporated by reference therein);

  •
  Quarterly Report on Form 10-Q for the quarter ended July 4, 2008, filed on August 13, 2008;

  •
  Current Report on Form 8-K, filed on September 15, 2008;

  •
  Current Report on Form 8-K, filed on September 23, 2008;

  •
  Current Reports on Form 8-K, filed on October 23, 2008;

  •
  Quarterly Report on Form 10-Q for the quarter ended October 3, 2008, filed on November 12, 2008;

  •
  Current Report on Form 8-K, filed on November 13, 2008; and

  •
  Current Report on Form 8-K, filed on December 16, 2008.

iii

SUMMARY

        This summary highlights information contained in this prospectus relating to Computer Sciences Corporation and the notes we are offering. Except as otherwise indicated or unless the context otherwise requires, "Computer Sciences Corporation," "we," "us," "our" and "CSC" refer to Computer Sciences Corporation and its subsidiaries. However, for the purposes of the section entitled "Description of the New Notes," whenever we refer to "Computer Sciences Corporation," "Company" or "us," or use the terms "we," or "our," we are referring only to Computer Sciences Corporation.

The Company

        We are one of the world leaders in the information technology ("I/T") and professional services industry. Since we were founded in 1959, we have helped clients use I/T more efficiently in order to improve their operations and profitability, achieve business results and focus on core competencies.

        We offer a broad array of services to clients in the Global Commercial and government markets and specialize in the application of complex I/T to achieve our customers' strategic objectives. Our service offerings include information technology and business process outsourcing, and I/T and professional services.

        Outsourcing involves operating all or a portion of a customer's technology infrastructure, including systems analysis, applications development, network operations, desktop computing and data center management. We also provide business process outsourcing, managing key functions for clients, such as procurement and supply chain, call centers and customer relationship management, credit services, claims processing and logistics.

        I/T and professional services include systems integration, consulting and other professional services. Systems integration encompasses designing, developing, implementing and integrating complete information systems. Consulting and professional services includes advising clients on the strategic acquisition and utilization of I/T and on business strategy, security, modeling, simulation, engineering, operations, change management and business process reengineering.

        We also license sophisticated software systems for the financial services markets and provide a broad array of end-to-end e-business solutions that meet the needs of large commercial and government clients. We focus on delivering results by combining business innovation skills with seasoned delivery expertise to provide flexible and scalable solutions. To do so, we draw on our vast experience in designing, building and maintaining large, complex, mission-critical systems and apply this knowledge to today's business challenges.

        Our principal executive offices are located at 3170 Fairview Park Drive, Falls Church, VA 22042 and our telephone number at that address is (703) 876-1000.

The Exchange Offer

        In connection with the offering of the outstanding notes, we entered into a registration rights agreement with respect to each series of the outstanding notes. Under that agreement, we agreed to use commercially reasonable efforts to file a registration statement relating to the outstanding notes and cause it to become effective by March 3, 2009. The registration statement of which this prospectus forms a part was filed to comply with those obligations under the registration rights agreement.

Issuer	Computer Sciences Corporation
New notes offered	Up to $700,000,000 of new 2013 notes. Up to $1,000,000,000 of new 2018 notes.
Outstanding notes	$700,000,000 of outstanding 2013 notes. $1,000,000,000 of outstanding 2018 notes.
The exchange offer
We are offering to issue registered new notes in exchange for a like principal amount and like denomination of our outstanding notes of the same series. We are offering to issue these registered new notes to satisfy our obligations under a registration rights agreement that we entered into when we issued the outstanding notes. You may tender your outstanding notes for exchange by following the procedures described in the section entitled "Description of the Exchange Offer" elsewhere in this prospectus.
Tenders; expiration date; withdrawal
The exchange offer will expire at 5:00 p.m., New York City time, on , 2009, which is 30 days after the exchange offer is commenced, unless we extend it. If you decide to exchange your outstanding notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. You may withdraw any outstanding notes that you tender for exchange at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any outstanding notes you have tendered for exchange, those outstanding notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. See "Description of the Exchange Offer—Terms of the Exchange Offer" for a more complete description of the tender and withdrawal provisions.
Conditions to the exchange offer
The exchange offer is subject to customary conditions, some of which we may waive. See "Description of the Exchange Offer—Conditions to the Exchange Offer" for a description of the conditions. Other than the federal securities laws, we are not subject to federal or state regulatory requirements in connection with the exchange offer.
U.S. federal income tax considerations	Your exchange of outstanding notes for new notes to be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes.
Use of proceeds	We will not receive any cash proceeds from the exchange offer.
Exchange agent	The Bank of New York Mellon Trust Company, N.A.

Consequences of failure to exchange your outstanding notes
Outstanding notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to register the outstanding notes. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected. See "Description of the Exchange Offer—Consequences of Failure to Exchange Outstanding Notes."
Consequences of exchanging your outstanding notes
Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:
• acquire the new notes issued in the exchange offer in the ordinary course of your business;
• are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the new notes issued to you in the exchange offer; and
• are not an "affiliate" of CSC as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for outstanding notes that it acquired through market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.
Interest on outstanding notes exchanged in the offer
On the record date for the first interest payment date following the consummation of the exchange offer, holders of new notes will receive interest accruing from the most recent date to which interest has been paid on the outstanding notes.

The new notes

        The terms of the new notes we are issuing in this exchange offer and the outstanding notes are identical in all material respects, except the new notes offered in the exchange offer:

    •
    will have been registered under the Securities Act;

    •
    will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

    •
    will not contain provisions relating to the payment of additional interest to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

Summary Terms of the New Notes

        A brief description of the material terms of the new notes follows. For a more complete description, see "Description of the New Notes."

Issuer	Computer Sciences Corporation
New notes offered	Up to $700,000,000 of new 2013 notes. Up to $1,000,000,000 of new 2018 notes.
Outstanding notes	$700,000,000 of outstanding 2013 notes. $1,000,000,000 of outstanding 2018 notes.
Maturity date	The new 2013 notes will mature on March 15, 2013. The new 2018 notes will mature on March 15, 2018.
Interest	New 2013 notes: Interest will accrue on the new 2013 notes at the rate of 5.50% per annum, and will be payable in cash semi-annually in arrears on March 15 and September 15 of each year.
New 2018 notes: Interest will accrue on the new 2018 notes at the rate of 6.50% per annum, and will be payable in cash semi-annually in arrears on March 15 and September 15 of each year.
Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Holders whose outstanding notes are accepted for exchange will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the new notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. Furthermore, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.
Ranking
The notes will be our senior unsecured obligations, ranking equally in right of payment with all of our existing and future unsecured senior indebtedness, and will be senior in right of payment to all existing and future indebtedness expressly subordinated in right of payment to the notes.
Optional redemption
We may redeem some or all of the new notes, in whole or in part, at any time, from time to time, at the redemption prices set forth in this prospectus. See "Description of the New Notes—Optional Redemption".

Change of control
Upon the occurrence of a Change of Control Triggering Event (as defined) with respect to a particular series of new notes, we will be required to offer to repurchase all outstanding notes of such series at 101% of their principal amount plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. See "Description of the New Notes—Change of Control".
Form and denomination
The new notes will be issued in minimum denominations of $2,000 and $1,000 integral multiples in excess thereof. The new notes will be book entry only and registered in the name of a nominee of the Depository Trust Company ("DTC"). Investors may elect to hold interest in the new notes through Clearstream Banking, S.A., or Euroclear Bank S.A./N.V., as operator of the Euroclear system if they are participants in those systems or indirectly through organizations that are participants in those systems.
Registration rights	The new notes will have no registration rights.
Events of default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the new notes, see "Description of the New Notes—Events of Default."
Listing	We do not intend to list the new notes on any securities exchange.
Governing law	New York law.
Book-entry depositary	DTC.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Risk factors
See "Risk Factors" beginning on page 7 of this prospectus, and the other information included in or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the new notes.
Further Issues
We may, from time to time, without notice to or consent of the holders of the new notes, create and issue an unlimited principal amount of additional notes of the same series as the new notes issued in this offering, subject to the satisfaction of the conditions set forth in the indenture.

RISK FACTORS

        Investing in the notes involves various risks, including the risks described below and in the documents we incorporate by reference herein, including our Annual Report on Form 10-K for the fiscal year ended March 28, 2008, filed on May 27, 2008, and our Quarterly Report on Form 10-Q for the quarter ended October 3, 2008, filed on November 12, 2008. You should carefully consider these risks and the other information contained in this prospectus before deciding to exchange any outstanding notes. In addition to the risks incorporated by reference herein and those described below, our business is subject to risks that affect many other companies, such as competition, technological obsolescence, labor relations, general economic conditions, geopolitical events and international operations. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations, financial condition and liquidity.

Risks Relating to the Notes

  You may be adversely affected if you fail to exchange outstanding notes.

        We will issue new notes to you only if your outstanding notes are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the outstanding notes. If you are eligible to participate in the exchange offer and do not tender your outstanding notes or if we do not accept your outstanding notes because you did not tender your outstanding notes properly, you will continue to hold outstanding notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the outstanding notes. In addition:

    •
    If you tender your outstanding notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes; and

    •
    If you are a broker-dealer that receives new notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those new notes.

        After the exchange offer is consummated, if you continue to hold any outstanding notes, you may have difficulty selling them because there will be fewer outstanding notes outstanding.

  There is no public market for the notes, and we do not know if an active trading market will ever develop or, if a market does develop, whether it will be sustained.

        Each series of new notes will constitute a new issue of securities of the same class as the applicable series of outstanding notes, and there is no existing trading market for any series of notes. We cannot assure you as to the development or liquidity of any trading market for the new notes.

        We do not intend to apply for listing or quotation of any series of new notes on any securities exchange or stock market. In addition, if a large amount of outstanding notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer would reduce liquidity and could lower the market price of those new notes. The liquidity of any market for each series of notes will depend on a number of factors, including:

    •
    the number of holders of such series of notes;

    •
    our ability to complete the exchange offer;

    •
    our operating performance, financial condition or prospects;

    •
    the market for similar securities;

    •
    the interest of securities dealers in making a market in the applicable series of notes; and

    •
    prevailing interest rates.

        The market, if any, for the new notes may not be free from disruption, and any such disruption may adversely affect the prices at which you may sell your new notes. You may not be able to sell your new notes at a particular time, and the price that you receive when you sell may not be favorable.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. In calculating the ratio of earnings to fixed charges, earnings represent the sum of (i) income from continuing operations before income taxes and minority interest, (ii) (income)/loss for equity method investees, (iii) fixed charges, (iv) amortization of capitalized interest, (v) distributed income of equity method investees and (vi) our share of pre-tax losses in equity method investees, minus interest capitalized. Fixed charges represent the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) estimated interest within rental expense and (iv) preference security dividend requirements of consolidated subsidiaries.

	For the Six Months Ended		Fiscal Year Ended
	October 3, 2008	September 28, 2007	March 28, 2008	March 30, 2007	March 31, 2006	April 1, 2005	April 2, 2004
Ratio of earnings to fixed charges	3.01	3.09	3.72	2.75	4.02	3.40	3.41

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated by this prospectus, we will receive in exchange outstanding notes in like principal amount, which will be canceled and as such will not result in any change in our indebtedness.

CAPITALIZATION

        The following table presents our capitalization as of October 3, 2008 on an unaudited historical basis. This table should be read in conjunction with the financial information incorporated by reference into this prospectus and the consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the fiscal year ended March 28, 2008 and our Quarterly Report on Form 10-Q for the quarter ended October 3, 2008, incorporated by reference into this prospectus.

As of October 3, 2008
(in millions)
Current debt:
Commercial paper	$735.0
Notes payable	146.2
Current maturities of long-term debt	200.0
Current maturities of capitalized lease liabilities	23.4

Total current debt	1,104.6

Long-term debt:
7.375% Notes, due June 15, 2011	499.0
5% Notes, due February 15, 2013	298.4
5.50% Notes, due 2013	696.9
6.50% Notes, due 2018	996.0
Other notes payable	15.9
Capitalized lease liabilities	158.9

Total long-term debt	2,665.1

Total shareholders' equity	5,738.9

Total capitalization	$9,508.6

DESCRIPTION OF THE EXCHANGE OFFER

General

        When we issued the outstanding notes on March 3, 2008, we entered into a registration rights agreement pursuant to which we agreed:

    •
    to prepare and file the registration statement of which this prospectus forms a part regarding the exchange of the new notes that are registered under the Securities Act for the outstanding notes;

    •
    to use all commercially reasonable efforts to have the registration statement be declared effective on or prior to 365 days after the closing date for the outstanding notes;

    •
    to use all commercially reasonable efforts to keep the exchange offer registration statement effective until the closing of the exchange offer;

    •
    to use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by federal securities laws, after the date on which the exchange offer registration statement is declared effective by the SEC, new notes in exchange for all outstanding notes tendered prior thereto in the exchange offer; and

    •
    to hold the exchange offer open for at least 30 calendar days.

        For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn by the holder thereof, the holder will receive in exchange a new note having a principal amount equal to that of the tendered outstanding note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the tendered outstanding note in exchange therefor.

Shelf Registration

        We also agreed to file a shelf registration statement for resale of the outstanding notes and to have such shelf registration statement declared effective by the SEC in the event that we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy, or any holder of Transfer Restricted Securities (as defined in the registration rights agreement) notifies us prior to the 20th business day following consummation of the exchange offer that it is prohibited by law or SEC policy from participating in the exchange offer, it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales, or it is a broker-dealer and owns Transfer Restricted Securities acquired directly from us or an affiliate of ours.

        For purposes of the preceding, "Transfer Restricted Securities" means each outstanding note until the earliest to occur of:

    •
    the date on which such outstanding note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

    •
    following the exchange by a broker-dealer in the exchange offer of an outstanding note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

    •
    the date on which such outstanding note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

    •
    the date on which such outstanding note is distributed to the public pursuant to Rule 144 under the Securities Act.

        We will use all commercially reasonable efforts to file a shelf registration statement on or prior to 30 days after such filing obligation arises and to cause the shelf registration statement to be declared effective on or prior to 90 days after such obligation arises.

        Holders of outstanding notes will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of outstanding notes will be required to suspend their use of the prospectus included in the shelf registration statement upon notice to that effect from us.

Additional Interest on Outstanding Notes

        If we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing, if any of such registration statements required by the registration rights agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), if we fail to consummate the exchange offer within 30 days of the Effectiveness Target Date with respect to the exchange offer registration statement, or if the shelf registration statement or the registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each event referred to, a "Registration Default"), then we will pay additional interest to each holder of Transfer Restricted Securities. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, additional interest will be paid in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities. The amount of the additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 0.50% per annum of the principal amount of Transfer Restricted Securities.

        All accrued additional interest will be paid by us on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

        Following the cure of Registration Defaults, the accrual of additional interest will cease.

Terms of the Exchange Offer

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding notes that are properly tendered on or before the expiration date and are not withdrawn as permitted below. We have agreed to use our reasonable efforts to keep the registration statement effective for at least 30 calendar days from the date notice of the exchange offer is mailed. The expiration date for this exchange offer is 5 p.m., New York City time, on                        , 2009, or such later date and time to which we, in our sole discretion, extend the exchange offer.

        The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the outstanding notes, except that the new notes being issued in the exchange offer:

    •
    will have been registered under the Securities Act;

    •
    will not bear the restrictive legends restricting their transfer under the Securities Act; and

    •
    will not contain the registration rights and additional interest provisions contained in the outstanding notes.

        We expressly reserve the right, in our sole discretion:

    •
    to extend the expiration date of the exchange offer;

    •
    to delay accepting any outstanding notes;

    •
    to terminate the exchange offer and not accept any outstanding notes for exchange if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied; and

    •
    to amend the exchange offer in any manner.

        We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9 a.m., New York City time, on the next business day after the previously scheduled expiration date. During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer

        We are not required to accept for exchange, or to issue new notes in the exchange offer for, any outstanding notes. We may terminate or amend the exchange offer at any time before the acceptance of outstanding notes for exchange if:

    •
    the exchange offer would violate any applicable federal law, statute, rule or regulation or any applicable interpretation of the staff of the SEC;

    •
    any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

    •
    there is a change in the current interpretation by staff of the SEC that permits the new notes issued in the exchange offer in exchange for the outstanding notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of the new notes.

        The preceding conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right that we may assert at any time and from time to time.

The Exchange Agent

        The Bank of New York Mellon Trust Company, N.A. has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

Main Delivery To:

By mail, hand delivery or overnight courier:

Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
101 Barclay Street - 7 East
New York, NY 10286

By facsimile transmission
(for eligible institutions only)

Fax: (212) 298-1915
Attention: William Buckley

Confirm by telephone:
Tel: (212) 815-5788

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the exchange offer, including:

    •
    the SEC registration fee;

    •
    fees and expenses of the exchange agent and the trustee;

    •
    accounting and legal fees;

    •
    printing fees; and

    •
    other related fees and expenses.

Transfer Taxes

        Holders that tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Outstanding Notes

        Holders that desire to tender their outstanding notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

        Following the consummation of the exchange offer, outstanding notes that are not tendered or are tendered but not accepted will continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the offering memorandum dated March 3, 2008 relating to the outstanding notes. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws.

        Upon completion of the exchange offer, holders of the outstanding notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Consequences of Exchanging Outstanding Notes

        Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes, other than by any holder that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

    •
    the new notes issued in the exchange offer are acquired in the ordinary course of the holder's business; and

    •
    the holder, other than a broker-dealer, has no arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer.

        However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances.

        Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

    •
    it is not an affiliate of ours;

    •
    it is not engaged in, and does not intend to engage in, a distribution of the new notes issued in the exchange offer and has no arrangement or understanding to participate in a distribution of new notes issued in the exchange offer;

    •
    it is acquiring the new notes issued in the exchange offer in the ordinary course of its business; and

    •
    it is not acting on behalf of a person that could not make the three preceding representations.

        Each broker-dealer that receives new notes for its own account in exchange for outstanding notes must acknowledge that:

    •
    such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

    •
    it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of new notes issued in the exchange offer.

        Furthermore, any broker-dealer that acquired any of its outstanding notes directly from us:

    •
    may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan, Stanley & Co., Incorporated, SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1983); and

    •
    must also be named as a selling holder of the new notes in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        In addition, to comply with state securities laws of certain jurisdictions, the new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the registration rights agreement that, prior to any public offering of transfer restricted notes, we will use our reasonable efforts to register or qualify the transfer restricted notes for offer or sale under the securities laws of those states as any holder of the new notes reasonably requests at the time the registration statement of which this prospectus forms a part is declared effective. We are not required to qualify generally to do business in any jurisdiction where we are not so qualified or to take any action that would subject us to general service of process or to taxation where we are not now so subject. Unless a holder requests, we currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

        A holder's tender of outstanding notes pursuant to the procedures set forth below will constitute the tendering holder's acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of outstanding notes tendered pursuant to the procedures described below will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only registered holders are authorized to tender their outstanding notes.

        To effectively tender outstanding notes, holders must, before the expiration date:

    •
    deliver the letter of transmittal (or facsimile of the letter of transmittal), with any required signature guarantees, or deliver an Agent's Message in lieu of the letter of transmittal;

    •
    make a book-entry tender of such holder's outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account; and

    •
    deliver any other required documents to the exchange agent.

        If you beneficially own outstanding notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the outstanding notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Agent's Message

        To effectively tender outstanding notes and those notes are held through DTC, DTC participants should electronically transmit through DTC's Automated Tender Offer Program, or ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an "Agent's Message" to the exchange agent for its acceptance. Delivery of tendered outstanding notes held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below under "—Book-Entry Transfer."

        The term "Agent's Message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, as defined below, which states that DTC has received an express acknowledgement from the DTC participant tendering outstanding notes that are the subject of such book-entry confirmation that such DTC participant has received and agrees to be bound by the terms of the exchange offer as set forth in this prospectus and the letter of transmittal and that we may enforce such agreement against such participant.

        Delivery of the Agent's Message by DTC may be done in lieu of execution and delivery of a letter of transmittal by the participant identified in the Agent's Message. Accordingly, the letter of transmittal need not be completed by a holder tendering through ATOP.

Book-Entry Transfer

        The exchange agent will establish one or more accounts with respect to the outstanding notes at DTC for purposes of the exchange offer. For purposes of this exchange offer, the term "holder" includes participants in DTC that are holders of the outstanding notes.

        Any financial institution that is a participant in DTC may make book-entry delivery of their outstanding notes by causing DTC to transfer their outstanding notes to the exchange agent's account at DTC in accordance with DTC's procedures for transfer. DTC will then send an Agent's Message (as defined above) to the exchange agent.

        Although delivery of outstanding notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile of the letter of transmittal), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, plus, in any case, all other required documents, must be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the expiration date. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to in this prospectus as a "Book-Entry Confirmation."

General Matters

        An Agent's Message in lieu of the letter of transmittal and any other required documents must be transmitted to and received by the exchange agent at its address set forth on the back cover of this prospectus prior to the expiration date. Delivery of such documents to DTC does not constitute delivery to the exchange agent. Holders desiring to tender outstanding notes should be aware that they must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC before the expiration date. Tenders of outstanding notes and any Agent's Message not received by the exchange agent prior to the expiration date may be disregarded and deemed to have no effect.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Outstanding Notes

        By tendering outstanding notes through DTC, and subject to and effective upon acceptance for exchange of, and exchange of, the notes tendered therewith, a tendering holder irrevocably sells, assigns and transfers to, or upon the order of CSC, all right, title and interest in and to all outstanding notes that are being tendered hereby.

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of outstanding notes will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of outstanding notes will not be considered valid. We reserve the absolute right, in our sole discretion, to reject any or all tenders of outstanding notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes.

        Our interpretation of the terms and conditions of the offer (including the instructions in the letter of transmittal) will be final and binding.

        Any defect or irregularity in connection with tenders of outstanding notes must be cured within such time as we determine, unless waived by us. Tenders of outstanding notes shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. A defective tender (which defect is not waived by us) will not constitute a valid tender of outstanding notes. None of CSC, the exchange agent, the trustee or any other person will be under any duty to give notice of any defects or irregularities in tenders of outstanding notes, or will incur any liability to holders for failure to give any such notice.

        By tendering, each holder will represent to us that, among other things, the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an "affiliate", as defined in Rule 405 under the Securities Act, of ours, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes, such holder or any such other person:

    •
    may not rely on the applicable interpretations of the staff of the SEC; and

    •
    must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        In addition, each holder of outstanding notes tendered in the exchange offer upon the submission of the letter of transmittal will be deemed to represent, warrant and agree that:

  (1)
  It has received and reviewed this prospectus.

  (2)
  It is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the outstanding notes tendered thereby, and it has full power and authority to execute the letter of transmittal.

  (3)
  It owned the outstanding notes being tendered thereby as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind; and we will acquire good, indefeasible and unencumbered title to those outstanding notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same.

  (4)
  It will not sell, pledge, hypothecate or otherwise encumber or transfer any outstanding notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect.

  (5)
  In evaluating the exchange offer and in making its decision whether to participate in the exchange offer by submitting a letter of transmittal and tendering its outstanding notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the exchange agent, other than those contained in this prospectus, as amended or supplemented through the expiration date.

  (6)
  The execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus.

  (7)
  The submission of the letter of transmittal to the exchange agent shall, subject to a holder's ability to withdraw its tender prior to the expiration date, and subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the outstanding notes tendered thereby in favor of us or any other person or persons as we may direct and to deliver those forms of transfer and other documents in the attorney's and agent's discretion and the certificates and other documents of title relating to the registration of outstanding notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees those outstanding notes.

  (8)
  If the outstanding notes are assets of (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, (ii) a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or the "Code," (iii) a "governmental plan" as defined in Section 3(32) of ERISA or any other plan that is subject to a law substantially similar to Title I of ERISA or Section 4975 of the Code, or (iv) an entity deemed to hold plan assets of any of the foregoing, the exchange of the outstanding notes and the acquisition, holding and disposition of the new notes will not result in a nonexempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.

  (9)
  The beneficial interest in the unrestricted global note is being acquired for the holder's own account without transfer.

  (10)
  The exchange from a restricted security to an unrestricted security has been effected in compliance with the transfer restrictions applicable to the global note and pursuant to and in accordance with the Securities Act.

  (11)
  The restrictions on transfer contained in the indenture and the private placement legend are not required in order to maintain compliance with the Securities Act.

  (12)
  The beneficial interest in the unrestricted global note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

  (13)
  The terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly.

        The representations, warranties and agreements of a holder tendering outstanding notes will be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the "beneficial owner" of any outstanding notes means any holder that exercises investment discretion with respect to those outstanding notes.

        If a person or persons other than the registered holder or holders of the outstanding notes tendered for exchange signs the letter of transmittal, the letter of transmittal must be accompanied by appropriate powers of attorney signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes. If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement. The letter of transmittal or facsimile thereof or an Agent's Message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth above under "Description of the Exchange Offer—Exchange Agent" on or prior to the expiration date.

Other Matters

        The letter of transmittal and outstanding notes should be sent only to the exchange agent, and not to CSC or the Book-Entry Transfer Facility. Delivery of such documents will be deemed made only when actually received by the exchange agent. No alternative, conditional or contingent tenders of outstanding notes will be accepted.

        Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The method of delivery of outstanding notes and the letter of transmittal, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and risk of the person tendering outstanding notes and delivering the letter of transmittal. Except as otherwise provided in the letter of transmittal, delivery will be made only when actually received by the exchange agent.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; EXCHANGE FOR NEW NOTES

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "Description of the Exchange Offer—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

        Tenders of outstanding notes pursuant to any of the procedures described above, and acceptance by CSC for exchange, will constitute a binding agreement between CSC and the tendering holder of such outstanding notes, upon the terms and subject to the conditions of the exchange offer in effect on the expiration date.

        New notes will be recorded in book-entry form by the exchange agent on the settlement date upon receipt of notice that the outstanding notes have been accepted for exchange.

        Registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the outstanding notes or, if interest has been paid, the most recent date to which interest has been paid. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer, as discussed above.

        In all cases, we will issue new notes in the exchange offer for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

    •
    a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC;

    •
    an Agent's Message that contains, among other things, an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal; and

    •
    all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

 WITHDRAWAL OF TENDERS

        You may withdraw tenders of your outstanding notes at any time prior to 5 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address set forth above under "Description of the Exchange Offer—The Exchange Agent" prior to 5 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

    •
    specify the name of the person having tendered the outstanding notes to be withdrawn; and

    •
    identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes.

        Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. The outstanding notes will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described under "Procedures for Tendering Outstanding Notes" at any time on or prior to 5 p.m., New York City time, on the expiration date.

DESCRIPTION OF THE NEW NOTES

General

        The new 2013 notes and new 2018 notes will be issued as separate series of debt securities under the indenture, dated as of March 3, 2008, between CSC and The Bank of New York Mellon Trust Company, N.A., as trustee.

        The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the indenture and the new notes to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete, and are subject, and qualified in their entirety by reference, to all provisions of the indenture, copies of which have been filed with the SEC.

        The new notes will be CSC's direct, unconditional, unsecured and unsubordinated general obligations. The new notes will rank equally with all of CSC's other senior unsecured general obligations from time to time outstanding. The new notes will be effectively subordinated to the obligations, including indebtedness, of CSC's subsidiaries.

        The terms of the new notes are identical in all material respects to the terms of the outstanding notes, except the new notes will not contain transfer restrictions and holders of new notes will no longer have any registration rights and we will not be obligated to pay additional interest as described in the registration rights agreement.

        Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. CSC will make each interest payment to the holders of record at the close of business 15 days immediately preceding the applicable interest payment date. The registered holder of a new note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

        The new notes will be issued in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange offer is being made to satisfy our obligations under the registration rights agreement. The trustee will authenticate and deliver new notes for original issue only in exchange for a like principal amount of outstanding notes. Any outstanding notes of a series that remain outstanding after the consummation of the exchange offer, together with the new notes of such series, will be treated as a single class of securities under the indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of outstanding notes of a series shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the outstanding notes and the new notes outstanding of such series.

New 2013 Notes

        CSC will issue the new 2013 notes in an initial aggregate principal amount of up to $700,000,000. The new 2013 notes will mature on March 15, 2013. Interest on the new 2013 notes will be payable semiannually in arrears on March 15 and September 15. CSC may from time to time, without the consent of the holders of the new 2013 notes, issue additional 2013 notes under the indenture after this offering. The new 2013 notes and any additional 2013 notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

New 2018 Notes

        CSC will issue the new 2018 notes in an initial aggregate principal amount of up to $1,000,000,000. The new 2018 notes will mature on March 15, 2018. Interest on the new 2018 notes will be payable semiannually in arrears on March 15 and September 15. CSC may from time to time, without the consent of the holders of the new 2018 notes, issue additional 2018 notes under the indenture after this offering. The new 2018 notes and any additional 2018 notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Methods of Receiving Payments on the New Notes

        CSC will make payments in respect of the new notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. All other payments on the new notes will be made at the office or agency of the paying agent and registrar within the Borough of Manhattan, The City of New York unless CSC elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

        If any interest payment date, redemption date or maturity date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Paying Agent and Registrar for the New Notes

        The trustee will initially act as paying agent and registrar for the new notes. CSC may change the paying agent or registrar without prior notice to the holders of the new notes, and CSC or any of its subsidiaries may act as paying agent or registrar.

Optional Redemption

        Each series of the new notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, at a redemption price equal to the greater of: (i) 100% of the principal amount of such new notes, and (ii) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest payments accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus (A) 0.50%, with respect to the 2013 notes, or (B) 0.50%, with respect to the 2018 notes, plus, in either of the above cases, and accrued and unpaid interest, to the date of redemption.

        For purposes of this section "Optional Redemption," the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2013 notes to be redeemed or the 2018 notes to be redeemed, as applicable, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Independent Investment Banker" means an independent investment institution of national standing, which may be one of the Reference Treasury Dealers or their respective affiliates, selected by us.

        "Reference Treasury Dealer" means each of (1) Banc of America Securities LLC, Barclays Capital Inc., Merrill Lynch Government Securities Inc., and their successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer at any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of notes to be redeemed. If we elect to partially redeem a particular series of notes, the trustee will select the notes of such series to be redeemed on a pro rata basis or another basis that the trustee deems fair and appropriate.

        Unless we default in payment of the redemption price and accrued and unpaid interest on the notes, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

        If any redemption date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Mandatory Redemption

        We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control

        If a Change of Control Triggering Event (as defined below) occurs with respect to a particular series of notes, unless CSC has exercised its option to redeem such notes as described above under "—Optional Redemption," CSC will be required to make an offer (a "Change of Control Offer") to each holder of such notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, on the notes repurchased to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event or, at CSC's option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to holders of the notes, with a copy to the trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is mailed (the "Change of Control Payment Date"). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

        On the Change of Control Payment Date, CSC will, to the extent lawful:

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    accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

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    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

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    deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

        CSC will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by CSC and the third party repurchases all notes properly tendered and not withdrawn under its offer, or (ii) we provide notice of an optional redemption of notes and there is not a default in payment of the redemption price.

        CSC will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, CSC will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        For purposes of this Change of Control section, the following terms have the following meanings:

        "Change of Control" means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a single transaction or a series of related transactions, of all or substantially all of CSC's assets and the assets of its subsidiaries, taken as a whole, to one or more "persons" (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to CSC or one of its subsidiaries); (2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock (as defined below) of CSC, measured by voting power rather than number of shares; (3) CSC consolidates with, or merges with or into any person, or any person consolidates with, or merges with or into CSC, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of CSC or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of CSC outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors of CSC are not Continuing Directors; or (5) the adoption of a plan relating to the liquidation or dissolution of CSC.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

        "Continuing Directors" means, as of any date of determination, any member of CSC's Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of CSC in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Fitch" means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's; BBB—(or the equivalent) by S&P; and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by CSC.

        "Moody's" means Moody's Investors Service, Inc.

        "Rating Agencies" means (1) each of Moody's, S&P and Fitch; and (2) if either Moody's, S&P or Fitch ceases to rate the 2013 notes or the 2018 notes or fails to make a rating of such notes publicly available for reasons outside of the control of CSC, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by CSC (as certified by a resolution of the Board of Directors) as a replacement agency for Moody's, S&P or Fitch, as the case may be.

        "Rating Event" means (A) with respect to the 2013 notes, the rating on the 2013 notes is lowered by at least two of the three Rating Agencies and the 2013 notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, and (B) with respect to the 2018 notes, the rating on the 2018 notes is lowered by at least two of the three Rating Agencies and the 2018 notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in both cases, on any day during the period (which period will be extended so long as the rating of the applicable notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public notice of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

        "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

        Except as set forth in this "Description of the New Notes", neither we nor any subsidiary of ours will be restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on equity interests or purchasing equity interests. Additionally, the indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity.

  Limitation on Our Ability to Incur Liens

        Other than as provided below under "—We May Incur Permitted Liens and We May Enter into Permitted Sale/Leaseback Transactions," neither we nor any of our subsidiaries may create, incur, assume or suffer to exist any Lien upon any of our property to secure any Indebtedness (as defined below), except for:

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    Liens existing on the date of the indenture and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such Lien; provided that no such extension, renewal or replacement will extend to or cover any property other than the property covered by such existing Lien;

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    Liens on property existing at the time we or any of our subsidiaries acquires such property; provided that such Liens (1) are not incurred in connection with, or in contemplation of the acquisition of the property acquired and (2) do not extend to or cover any of our property or any of our subsidiaries' property other than the property so acquired;

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    Liens on any property of a corporation or other entity existing at the time such corporation or entity becomes our subsidiary or is merged into or consolidated with us or a subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or entity as an entirety or substantially as an entirety to us or a subsidiary; provided that such Liens (1) are not incurred in connection with or in contemplation of such corporation or entity becoming a subsidiary or merging or consolidating with us or a subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such corporation or other entity and (2) do not extend to or cover any of our property or any of our subsidiaries' property other than the property of such corporation or other entity; and

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    purchase money Liens upon or in any real or personal property (including fixtures and other equipment) we or any of our subsidiaries hold or have acquired to secure the purchase price of such property or to secure Indebtedness incurred solely to finance or refinance the acquisition or improvement of such property and incurred within 180 days after completion of such acquisition or improvement, provided that no such Lien will extend to or cover any property other than the property being acquired or improved.

        For purposes of this section "—Limitation on Our Ability to Incur Liens," the following terms have the following meanings:

        "Indebtedness" means, with respect to any person, and without duplication:

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    any liability of such person (1) for borrowed money, or (2) for any letter of credit for the account of such person supporting obligations of such person or other persons, or (3) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (4) for the payment of money relating to a capitalized lease;

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    any liability of others described in the preceding bullet point that the person has guaranteed or that is otherwise its legal liability; and

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    any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in the bullet points above.

        "Lien" means any lien, security interest, charge, mortgage, pledge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

  Limitation on Our Ability to Enter into Sale/Leaseback Transactions

        Other than as provided below under "—We May Incur Permitted Liens and We May Enter into Permitted Sale/Leaseback Transactions," neither we nor any of our subsidiaries may enter into any Sale/Leaseback Transaction (as defined below) unless we or such subsidiary would be entitled, pursuant to the provisions described in the bullet points under "—Limitation on Our Ability to Incur Liens" above, to create, incur, assume or suffer to exist a Lien on the property subject to such Sale/Leaseback Transaction.

        For purposes of this section "—Limitation on Our Ability to Enter into Sale/Leaseback Transactions," the following term has the following meaning:

        "Sale/Leaseback Transaction" means any arrangement with any person (other than us or any of our subsidiaries) providing for a capitalized lease by us or any of our subsidiaries of any property which has been or is to be sold or transferred by us or any of our subsidiaries to such person or to any person (other than us or any of our subsidiaries) by whom funds have been or are to be advanced on the security of the leased property.

  We May Incur Permitted Liens and We May Enter into Permitted Sale/Leaseback Transactions

        Notwithstanding the restrictions set forth above under "—Limitation on Our Ability to Incur Liens" and "—Limitation on our Ability to Enter into Sale/Leaseback Transactions," we or any of our subsidiaries may create, incur, assume or suffer to exist any Lien or enter into any Sale/Leaseback Transactions not otherwise permitted as described above provided that, at the time of such event, and after giving effect to that event, the aggregate amount of all Indebtedness secured by Liens permitted by this paragraph (excluding the Liens permitted pursuant to the bullet points under "—Limitation on Our Ability to Incur Liens" above) and the aggregate amount of all Attributable Debt (as defined below) in respect of Sale/Leaseback Transactions permitted by this paragraph (excluding the Sale/Leaseback Transactions permitted under "—Limitation on Our Ability to Enter into Sale/Leaseback Transactions" above), measured, in each case, at the time any such Lien is incurred or any such Sale/Leaseback Transaction is entered into by us or any subsidiary, does not exceed 20% of our Consolidated Net Tangible Assets (as defined below).

        Notwithstanding the foregoing, we or any of our subsidiaries may create, incur, assume or suffer to exist Indebtedness secured by Liens not otherwise permitted by the previous paragraph if we first make effective provisions whereby each series of notes (together with any other Indebtedness of ours then existing or thereafter created ranking equally with such notes and similarly entitled to be equally and ratably secured) shall be secured equally and ratably with such Indebtedness for so long as such Indebtedness shall so be secured.

        For purposes of this section "—We May Incur Permitted Liens and We May Enter into Permitted Sale/Leaseback Transactions," the following terms have the following meanings:

        "Attributable Debt" with respect to any Sale/Leaseback Transaction means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

        "Consolidated Net Tangible Assets" means, as of any particular time, the aggregate amount of our assets and the assets of our subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting from such amount:

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    all current liabilities other than (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of capital lease obligations; and

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    intangible assets, to the extent included in such aggregate assets, all as set forth on our then most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

  Limitation on Our Ability to Consolidate, Merge and Sell Assets

        Without the consent of the holders of the notes, we may consolidate with, or merge into, or sell, transfer, lease or convey our assets substantially as an entirety to any entity, if:

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    the entity formed by or surviving any such consolidation or merger (if other than us) or to which such sale, transfer, lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States of America, any state, or the District of Columbia;

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    any successor corporation expressly assumes all of our obligations under the registration rights agreement, the notes and the indenture; and

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    immediately before and after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes of a particular series are outstanding, we will furnish to the holders of then outstanding notes of such series or cause the trustee to furnish to the holders of then outstanding notes of such series, within 15 days of the time periods specified in the SEC's rules and regulations, all current, quarterly and annual reports that would be required to be filed with the SEC on Forms 8-K, 10-Q and 10-K if we were required to file such reports, including "Management's Discussion and Analysis of financial condition and Results of Operations" and with respect to each annual report on Form 10-K, a report thereon by our certified independent accountants.

        If, at any time, CSC is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, CSC will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. CSC will not take any action for the purpose of causing the SEC not to accept any such filings.

        In addition, for so long as any notes of a particular series remain outstanding, if at any time CSC is not required to file with the SEC the reports specified above, CSC agrees to make available to all holders of such notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

        Each of the following is an event of default under the indenture with respect to a particular series of notes:

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    failure to pay interest (or additional interest, if any) with respect to such series when due if such failure continues for 90 days and the time for payment has not been extended or deferred;

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    failure to pay the principal (or premium, if any) when due with respect to such series;

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    failure to observe or perform any other covenant contained in such notes or the indenture applicable to such series if such failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the then outstanding notes of a particular series;

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    if any of our Indebtedness in the aggregate outstanding principal amount of $100 million or more either (1) becomes due and payable prior to the due date for payment of such Indebtedness by reason of acceleration of such Indebtedness following our default or (2) is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by us in respect of Indebtedness of any other person in the aggregate outstanding principal amount of $100 million or more is not honored when, and remains dishonored after, becoming due; and

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    certain events of bankruptcy, insolvency or reorganization.

        In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding notes will become immediately due and payable. In the case of any other event of default, unless the principal of all notes of a particular series has already become due and payable, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes of a particular series, by notice in writing to us (and to the trustee if notice is given by such holders), may declare the unpaid principal of such notes due and payable immediately.

        The holders of a majority in principal amount of the then outstanding notes of a particular series may waive any default or event of default and its consequences with respect to the notes of such series, except defaults or events of default regarding payment of principal, premium, if any, additional interest, if any, or interest. Any such waiver shall cure such default or event of default.

        Subject to the terms of the indenture, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes if the trustee determines in good faith that the proceeding could result in personal liability, unless such holders have offered the trustee indemnity satisfactory to it. Subject to certain restrictions, holders of a majority in principal amount of the then outstanding notes of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of a particular series.

        A holder of notes will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies with respect to a particular series of notes if:

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    the holder has given written notice to the trustee of a continuing event of default;

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    the holders of at least 25% in aggregate principal amount of the then outstanding notes of such series have made a written request, and such holders have offered the trustee indemnity satisfactory to it to institute such proceeding as trustee; and

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    the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the then outstanding notes of such series other conflicting directions within 60 days after such notice, request and offer.

        The right of any holder to receive payment of principal, premium, if any, additional interest, if any, or interest or to institute a suit for such payment shall not be impaired without the consent of such holder.

Modification of Indenture; Waiver

        Except as set forth below in the next two succeeding paragraphs, the indenture and the notes of a particular series may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes of that particular series, voting as a single class, and any existing default or compliance with any provision of the indenture of the notes of that particular series may be waived with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes of that particular series, voting as a single class.

        Notwithstanding the foregoing, we and the trustee may enter into a supplemental indenture or indentures without the consent of any holders of a particular series of notes with respect to certain matters, including:

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    to fix any ambiguity, defect or inconsistency in the indenture or a particular series of notes;

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    to make any such changes as are required for the indenture to comply with the Trust Indenture Act;

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    to add covenants for the benefit of the holders of a particular series of notes or to surrender any of our rights or powers;

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    to comply with provisions in the indenture concerning consolidation, merger, the sale of assets or successor corporations;

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    to provide for uncertificated notes in addition to or in place of certificated notes;

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    to add any additional events of default;

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    to change or eliminate any provisions of the indenture if the provision that is changed or eliminated does not apply to any outstanding notes;

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    to provide for the issuance of and terms and conditions of a series of notes or to add to the rights of the holders of a particular series of notes;

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    to provide for a successor trustee and to facilitate the administration of the trust by more than one trustee;

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    to conform the text of the indenture or the notes to any provision of this "Description of the New Notes" to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture or the notes;

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    to secure a particular series of notes or to provide that any of our obligations under a particular series of notes will be guaranteed and the terms of such guarantees; and

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    to make any other change that does not adversely affect the rights of any holder of a particular series of notes in any material respect.

        Additionally, the following changes may only be made with the consent of each holder of any outstanding note of a particular series:

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    any reduction in the percentage in principal amount of a particular series of notes whose holders must consent to an amendment;

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    any reduction in the rate of or extension of the time for payment of interest on any note of a particular series;

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    any reduction in the principal of, or any installment of principal of or interest or additional interest, if any, on, any note of a particular series or any reduction in the amount of principal that would be due and payable upon declaration of acceleration of maturity;

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    any reduction in the premium payable upon the redemption of any note of a particular series;

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    making any note payable in a currency other than that stated in that note; and

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    any impairment of the right of a holder to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any note of a particular series (or in the case of redemption, on or after the date fixed for redemption).

        It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Legal and Covenant Defeasance under Certain Circumstances

        The indenture provides that our obligations with respect to a particular series of notes will be discharged upon our irrevocable deposit with the trustee, in trust, of money or governmental obligations sufficient to pay at maturity or upon redemption all of a particular series of notes that have not already been delivered to the trustee for cancellation, including:

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    principal;

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    unpaid premium, if any;

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    unpaid interest, if any;

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    additional interest, if any; and

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    all other payments due under the terms of the indenture.

        Notwithstanding the above, we may not be discharged from the following obligations, which will survive until such notes mature:

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    to make any interest or principal payments that may be required;

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    to register the transfer or exchange of such notes;

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    to replace stolen, lost or mutilated notes;

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    to maintain one or more paying agents; and

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    to appoint one or more new trustees as required.

        We also may not be discharged from the following obligations, which will survive the satisfaction and discharge of the notes:

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    to compensate and reimburse the trustee in accordance with the terms of the indenture; and

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    to receive unclaimed payments held by the trustee for at least two years and remit such payments to the holders if required.

        Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default ("covenant defeasance"). These conditions include:

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    the irrevocable deposit, in trust with a trustee for the benefit of the holders of the notes, of money, or governmental obligations, in each case, sufficient to pay all the principal of, and interest on the then outstanding notes of a particular series to maturity or redemption, as the case may be, and all other sums payable by us under the indenture;

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    an event of default under the indenture as described in the first, second and fourth bullet points in the first paragraph under "Events of Default" not having occurred and not continuing, and an event which with notice or lapse of time or both would become such an event of default not having occurred and not continuing, on the date of such deposit;

    •
    the delivery to such trustee of an opinion of counsel or a ruling received by the Internal Revenue Service to the effect that the holders of the notes of a particular series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such covenant defeasance and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case absent such exercise;

    •
    the trustee not having a conflicting interest for the purposes of the Trust Indenture Act with respect to any notes of a particular series due to the covenant defeasance;

    •
    the delivery to such trustee of a certificate signed by authorized persons and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to such covenant defeasance have been complied with; and

    •
    compliance with any additional terms, conditions or limitations set forth in the indenture.

Information Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. will serve as the trustee for each series of notes. The address of the relevant corporate trust office of the trustee is 700 South Flower Street, Suite 500, Los Angeles, CA 90017.

        The trustee, upon an event of default under the indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured it.

        The trustee may resign by giving a written notice to us and to the holders of the notes. The holders of a majority in principal amount of then outstanding notes may remove the trustee by notifying us and the trustee. We may remove the trustee if:

    •
    the trustee acquires a "conflicting interest," as such term is defined in the Trust Indenture Act, and fails to comply with the Trust Indenture Act;

    •
    the trustee fails to comply with the eligibility requirements provided in the indenture; or

    •
    the trustee is incapable of acting, is adjudged to be bankrupt or insolvent, commences a voluntary bankruptcy proceeding, or a receiver is appointed for the trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation.

        If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, we will appoint a successor trustee in accordance with the provisions of the indenture.

        A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee's acceptance of the appointment as provided in the indenture.

Compliance Certificates and Opinions of Counsel

        The indenture requires us to furnish the following to the trustee under certain circumstances:

    •
    as may be required by the SEC, information, documents and reports as to compliance with the indenture;

    •
    prior to the closing of any consolidation, merger into, sale, transfer, lease or conveyance of our assets substantially as an entirety to any domestic corporation, a certificate and an opinion of counsel as to compliance with the indenture and the conditions set forth under "—Limitation on Our Ability to Consolidate, Merge and Sell Assets";

    •
    prior to any covenant defeasance, a certificate and an opinion of counsel, each stating that all conditions precedent specified in the indenture relating to such covenant defeasance have been complied with; and

    •
    unless a certificate or opinion of counsel is not already required, in connection with any action that we may ask the trustee to take under the indenture, a certificate and/or an opinion of counsel as to compliance with conditions precedent in the indenture relating to the proposed action.

No Personal Liability of Directors, Officers, Employees and Stockholders

        None or our past, present or future directors, officers, employees, incorporators or stockholders, as such, will have any liability for our obligations under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

BOOK-ENTRY DEBT SECURITIES

Book-Entry, Delivery and Form

        Each series of new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes will be issued at the closing of this exchange offer only in exchange for and against delivery of old notes.

        The new notes for each series initially will be represented by notes in registered, global form without interest coupons, called collectively the global notes. The global notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in the global notes may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC.

        Beneficial interests in the global notes may not be exchanged for notes in certificated form, or certificated notes except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes". Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

        Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time.

Exchange of Global Notes for Certificated Notes

        For each series of notes, a global note is exchangeable for certificated notes if:

    •
    DTC (a) notifies CSC that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, CSC fails to appoint a successor depositary;

    •
    CSC, at its option, notifies the applicable trustee in writing that it elects to cause the issuance of the certificated notes; or

    •
    there has occurred and is continuing a default or event of default with respect to the notes and a holder of global note requests we make such an exchange. In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture.

        In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Depositary Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. CSC takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised CSC that DTC is a limited-purpose trust company created to hold securities for its participating organizations, which we collectively call the participants, and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        DTC has also advised CSC that, pursuant to procedures established by it:

    •
    upon deposit of the global notes, DTC will credit the accounts of the participants with portions of the principal amount of the global notes; and

    •
    ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

        Investors in the global notes that are participants may hold their interests therein directly through DTC. Investors in the global notes that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        So long as DTC or any successor depositary for a global note, or any nominee, is the registered owner of such global note, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the global note for all purposes under the indenture. Except as set forth above, owners of beneficial interests in a global note will not be entitled to have the global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owners or holders of any global notes. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC or any successor depositary, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. CSC understands that under existing industry practices, in the event that CSC requests any action of holders or that an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, CSC and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither CSC nor the trustee, or any of their agents have or will have any responsibility or liability for:

    •
    any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

    •
    any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised CSC that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee, or CSC. Neither CSC nor the trustee will be liable for any delay by DTC or any of the participants or the indirect participants in identifying the beneficial owners of the notes, and CSC and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the participants will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross- market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of new notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the new notes, DTC reserves the right to exchange the global notes for certificated notes, and to distribute such new notes to the participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither CSC nor the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of the exchange of outstanding notes for new notes and the ownership and disposition of the new notes. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the "IRS") has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to notes that are held as capital assets (i.e., generally, property held for investment). This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, certain former citizens or residents of the United States, controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities and foreign currencies, brokers, persons that hold the notes as a hedge or other integrated transaction or that hedge the interest rate on the notes, persons deemed to sell notes under the constructive sale provisions of the Code, "U.S. holders" (as defined below) whose functional currency is not U.S. dollars, or persons subject to the alternative minimum tax). In addition, this summary does not include any description of the tax laws of any state, local, or non-U.S. jurisdiction that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of the notes that is, for U.S. federal income tax purposes:

    •
    an individual who is a citizen or resident of the United States;

    •
    a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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    an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    •
    a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

        A "non-U.S. holder" is a nonresident alien individual or corporation, estate or trust that is a beneficial owner of the notes and is not a U.S. holder.

        The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds the notes generally will depend on such partner's particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER OF THE NOTES IS URGED TO CONSULT THE HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS IN LIGHT OF THE HOLDER'S PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX

CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION, OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Federal Income Tax Consequences to U.S. Holders

  Exchange Offer

        The exchange of the notes for otherwise identical debt securities registered under the Securities Act pursuant to the exchange offer will not constitute a taxable exchange. As a result, (1) a U.S. holder will not recognize a taxable gain or loss as a result of exchanging such holder's notes; (2) the holding period of the new notes will include the holding period of the notes exchanged therefor; and (3) the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the notes exchanged therefor immediately before such exchange.

  Treatment of Stated Interest

        We believe that the notes were issued without original issue discount for U.S. federal income tax purposes at the time of the original issuance. Accordingly, all stated interest on the notes will generally be taxable to U.S. holders as ordinary interest income as the interest accrues or is paid in accordance with the holder's regular method of accounting for U.S. federal income tax purposes. If, however, the notes' "stated redemption price at maturity" (generally, the sum of all payments required under the note other than payments of stated interest) exceeds the issue price by more than a de minimis amount, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

  Additional Interest

        Our obligation to pay you additional interest in the event that we fail to comply with specified obligations under the registration rights agreement may implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments." As of the issue date, we believe and intend to take the position that the likelihood of the payment of additional interest is remote. Therefore, we intend to take the position that the notes should not be treated as contingent payment debt instruments and this discussion generally assumes that the regulations relating to "contingent payment debt instruments" are not applicable. However, the determination of whether such a contingency is remote is inherently factual. Therefore, we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing of a U.S. holder's income and require a U.S. holder to accrue interest income at a rate higher than the stated interest on the notes, and could cause the gain from the sale or other disposition of a note to be treated as ordinary income, rather than capital gain. Our position for purposes of the contingent payment debt instrument regulations as to the likelihood of these additional payments being remote is binding on a U.S. holder, unless the U.S. holder discloses in the proper manner to the IRS that it is taking a different position. If, contrary to our expectations, we pay additional interest, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrues in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes.

  Market Discount

        If a U.S. holder purchases a new note or purchased an outstanding note and exchanges it for a new note for an amount less than the stated principal amount of the note, the amount of such difference is "market discount" for federal income tax purposes, unless such difference is less than 1/4 of

1% of the stated principal amount multiplied by the number of complete years to maturity from the date of such purchase.

        Unless such U.S. holder elects to include market discount in income as it accrues, any gain realized on the sale, exchange, retirement, or other disposition of a new note and any partial principal payment received on a new note generally will be treated as ordinary income to the extent of any accrued market discount on the note. In addition, a U.S. holder may be required to defer deductions for a portion of the interest paid on any indebtedness incurred to purchase or carry a new note that has market discount.

        In general, market discount on a new note held by a U.S. holder will be considered to accrue ratably during the period from the date of purchase of the new note to its maturity date, unless such U.S. holder elects to accrue market discount on a constant yield basis. U.S. holders may elect to include market discount in gross income currently as it accrues (on either a ratable or a constant yield basis), in which case the interest deferral rule described above will not apply. The election to include market discount in gross income on an accrual basis, once made, would apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and it may not be revoked without the consent of the IRS. A U.S. holder's tax basis in the new note will be increased by the amount of any market discount included in gross income under such an election. U.S. holders that hold new notes with market discount should consult their tax advisors regarding the manner in which accrued market discount is calculated and the election to include market discount currently in income.

  Bond Premium

        In general, if a U.S. holder purchases a new note or purchased an outstanding note and exchanges it for a new note for an amount greater than the sum of all amounts payable on the note (other than stated interest payments) after the date of purchase, the amount of such excess is "bond premium" for U.S. federal income tax purposes. U.S. holders may elect to amortize bond premium over the remaining term of the new note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date) on a constant yield basis as an offset to interest income (and not as a separate item of deduction), but only as such U.S. holder takes stated interest into account under its regular method of tax accounting. A U.S. holder's tax basis in the new note will be reduced by the amount of bond premium so amortized. If a U.S. holder does not elect to amortize bond premium, it will be required to report the full amount of stated interest on the new note as ordinary income, even though it may be required to recognize a capital loss (which may not be available to offset ordinary income) on a sale or other disposition of the new note. An election to amortize bond premium, once made, would apply to all debt instruments held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. U.S. holders that hold new notes with bond premium should consult their tax advisors regarding the application of these rules.

  Sale, Exchange, or Other Taxable Disposition of the Notes

        In general, upon the sale, exchange (other than an exchange described above under "—Exchange Offer"), redemption, retirement at maturity, or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between (1) the amount of the cash and the fair market value of any property received (less any portion allocable to any accrued and unpaid interest, which will be taxable as interest, as described above) and (2) the U.S. holder's adjusted tax basis in the note. A holder's adjusted tax basis in a note generally will equal its cost increased by the amount of market discount previously included in income, decreased by the amount of bond premium previously amortized and decreased by any principal payment received in respect of the new note. Gain or loss realized on the sale, retirement, or other taxable disposition of a note will generally be capital gain or loss. Non-corporate U.S. holders that have held their notes for more than one year prior to the taxable disposition generally will be subject to reduced U.S. federal income tax rates on a gain from the disposition of their notes. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

        In general, a U.S. holder of the notes will be subject to backup withholding with respect to interest on the notes, and the proceeds of a sale of the notes, at the applicable tax rate (currently 28%), unless such holder (a) is an entity that is exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees) and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number ("TIN"), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder that does not provide the payor with its correct TIN may be subject to penalties imposed by the IRS. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

  Exchange Offer

        The exchange of notes for registered notes pursuant to the exchange offer will not constitute a taxable event for a non-U.S. holder.

  Treatment of Stated Interest

        Subject to the discussion of backup withholding below, under the "portfolio interest exemption," a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of interest on the notes, provided that:

    •
    the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

    •
    the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

    •
    the non-U.S. holder is not a "controlled foreign corporation" that is related (directly or indirectly) to us; and

    •
    certain certification requirements are met.

Under current law, the certification requirements will be satisfied in any of the following circumstances:

    •
    If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things that the non-U.S. holder is not a United States person.

    •
    If a note is held through a securities clearing organization, bank or another financial institution that holds customers' securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides such a form to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

    •
    If a financial institution or other intermediary that holds the note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

        If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor or substitute form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or suitable successor form).

        If a non-U.S. holder is engaged in a trade or business in the U.S. and interest on a note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis (and the 30% withholding tax described above will not apply provided the duly executed IRS Form W-8ECI is provided to us or our paying agent) generally in the same manner as a U.S. person. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the U.S. and its country of residence, and the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the U.S. In addition, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the U.S.

  Additional Interest

        The interest rate on the notes is subject to increase in certain circumstances. It is possible that such payments might be subject to U.S. federal withholding tax at a rate of 30% or lower treaty rate, if applicable. Non-U.S. holders should consult their own tax advisors as to the tax considerations that relate to the potential additional interest payments.

  Sale, Exchange, or Other Taxable Disposition of the Notes

        Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity, or other taxable disposition of a note, unless:

    •
    the non-U.S. holder is an individual present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met; or

    •
    the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, if an applicable income tax treaty so provides, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder or a fixed base in the case of an individual).

        If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale, exchange, redemption, retirement at maturity or other taxable disposition of the notes in the same manner as a U.S. person. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on any such effectively connected gain. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

  Backup Withholding and Information Reporting

        When required, we or our paying agent will report to the IRS and to each non-U.S. holder the amount of any interest paid on the notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments.

        Non-U.S. holders that have provided certification as to their non-U.S. status or who have otherwise established an exemption will generally not be subject to backup withholding tax on payments of interest if neither we nor our agent has actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

        Payments of the proceeds from the sale or other disposition (including a redemption) of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a United States person, (b) a "controlled foreign corporation" for U.S. federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States.

        Payment of the proceeds from a sale or other disposition (including a redemption) of a note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

        The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the exchange of the outstanding notes and the acquisition, holding and disposition of new notes by employee benefit plans that are subject to Title I of ERISA (as defined above), individual retirement accounts and other plans that are subject to Section 4975 of the Code (as defined above) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code (collectively, "similar laws"), and entities whose underlying assets are considered to include "plan assets" of such employee benefit plans, accounts and other plans (each, a "plan").

        This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of an employee benefit plan subject to Title I of ERISA or the Code, and ERISA and the Code prohibit certain transactions. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a plan or the management or disposition of the assets of a plan or who renders investment advice for a fee (direct or indirect) or other compensation to a plan is generally considered to be a fiduciary of the plan.

        In considering an investment in the new notes of a portion of the assets of a plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan, and the applicable provisions of ERISA, the Code and any similar law. In addition, a fiduciary of such a plan should determine if an investment in the new notes satisfies the fiduciary's duties, including, without limitation, the prudence, diversification and exclusive benefit provisions of ERISA and the Code.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code generally prohibit a plan subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest" under ERISA or "disqualified persons" under the Code (which definitions are substantially similar), unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA or the Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The exchange of the outstanding notes and the acquisition, holding and disposition of the new notes by or on behalf of a plan may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code if CSC, the trustee or the exchange agent is or becomes a party in interest or disqualified person with respect to a plan involved in the acquisition, holding and disposition of the new notes, unless an exemption is available. In this regard, there are certain statutory prohibited transactions exemptions, and the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to these transactions, depending on the facts and circumstances. (A PTCE applies for purposes of both ERISA and the Code.) The statutory exemptions include, without limitation, the service provider exemption provided by Section 408(b)(17) of ERISA. This statutory exemption applies to certain transactions, such as sales or exchanges of property with a party in interest, provided the following conditions are satisfied: (a) the transaction is with a party in interest, other than a fiduciary (or an affiliate) who has, or exercises, any discretionary authority or control with respect to the investment of plan assets involved in the transaction or renders investment advice with respect to such plan assets, solely by reason of providing services to the plan or solely by reason of a relationship to certain service providers, or both, and (b) the plan receives no less and/or pays no more than adequate consideration, as the case may be. The potentially applicable class exemptions include, without limitation, PTCE 84-14 regarding transactions effected by qualified professional asset managers, PTCE 90-1 regarding investments by insurance company pooled separate accounts, PTCE 91-38 regarding investments by bank collective investment funds, PTCE 95-60 regarding investments by insurance company general accounts, and PTCE 96-23 regarding transactions effected by in-house asset managers, as the foregoing exemptions have been amended from time to time, including by PTCE 2002-13. Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of plans that consider acquiring new notes in reliance on any of these or any other statutory prohibited transaction exemptions or PTCEs should carefully review the relevant exemption to assure it is applicable and that its conditions are satisfied.

        Each holder of outstanding notes that acquires new notes and that is a plan or is using plan assets will be deemed to have represented and warranted that the exchange of the outstanding notes and the acquisition, holding and disposition of the new notes will not result in a non-exempt prohibited transaction under ERISA, the Code and any substantially similar applicable law.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Fiduciaries or other persons considering exchanging outstanding notes and acquiring new notes on behalf of or with plan assets should consult with their counsel, prior to any such transaction, regarding the potential applicability of ERISA, the Code and any substantially similar laws to such investment and the availability of an applicable exemption.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in exchange for outstanding notes pursuant to the exchange offer must acknowledge that such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes. Under existing interpretations of the SEC contained in several no-action letters to third parties, the new notes will be freely transferable by holders thereof other than our affiliates after the exchange offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its outstanding notes for new notes will be required to represent:

    •
    that any new notes to be received by such holder will be acquired in the ordinary course of its business;

    •
    that at the time of the consummation of the exchange offer such holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the Securities Act;

    •
    that such holder is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of CSC;

    •
    if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of new notes; and

    •
    if such holder is a broker-dealer (a "Participating Broker-Dealer"), such holder will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market making or other trading activities and that such holder will deliver a prospectus in connection with any resale of such new notes.

        We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of new notes. If any holder is an affiliate of CSC or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, such holder:

    •
    may not rely on the applicable interpretations of the staff of the SEC; and

    •
    must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

        Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 40 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed, pursuant to the registration rights agreement, to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and transfer taxes and will indemnify the holders of the outstanding notes and new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes under New York law will be passed upon for CSC by Gibson, Dunn & Crutcher LLP, counsel to CSC.

EXPERTS

        The consolidated financial statements as of March 28, 2008 and March 30, 2007, and for each of the three years in the period ended March 28, 2008 and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K dated December 16, 2008 and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule, with an explanatory paragraph referring to the Company's adoption of new accounting standards, and (2) express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness).

        Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ALL TENDERED OUTSTANDING NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

By mail, hand delivery or overnight courier:

Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
101 Barclay Street - 7 East
New York, NY 10286

By facsimile transmission
(for eligible institutions only)

Fax: (212) 298-1915
Attention: William Buckley

Confirm by telephone:
Tel: (212) 815-5788

ORIGINALS OF ALL DOCUMENTS SUBMITTED BY FACSIMILE SHOULD BE SENT PROMPTLY BY HAND, OVERNIGHT COURIER, OR REGISTERED OR CERTIFIED MAIL.

 PART II. Information Not Required in the Prospectus

Item 20.    Indemnification of Directors and Officers

        Section 78.7502 of the Nevada General Corporation Law (the "NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 of the NGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of any action by or in the right of the corporation, no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.7502 of the NGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        CSC's Restated Articles of Incorporation, as amended (the "Charter"), provide that CSC shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of CSC, or is serving at the request of CSC as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification of directors and officers shall be against all loss, liability and expenses actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeals; provided that with respect to any action, suit or proceeding initiated by a director or officer, CSC shall indemnify such director or officer only if the action, suit or proceeding was authorized by CSC's Board of Directors, except with respect to a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

        The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by CSC as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by CSC of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

        CSC has entered into indemnification agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of CSC, or while serving at the request of CSC as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These indemnification agreements do not obligate CSC to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, except in respect of any deductible amount or any excess beyond the amount of payment under such insurance, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of CSC within the meaning of Section 16(b) of the Exchange Act or (e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The indemnification agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by CSC in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under his or her indemnification agreement. No such advance will be made by CSC, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Board of Directors or independent legal counsel, based upon the facts known at the time of such determination, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under his or her indemnification agreement.

        CSC currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of CSC.

Item 21.    Exhibits and Financial Statement Schedules

        The following documents are filed as exhibits hereto:

Exhibit Number	Description
4.1	Indenture dated as of March 3, 2008 for the 5.50% Senior Notes due 2013 and the 6.50% Senior Notes due 2018 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on September 15, 2008)
4.2	Registration Rights Agreement dated as of March 3, 2008 among the Registrant, Banc of America Securities LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
5.1	Opinion of Gibson, Dunn & Crutcher LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1	Power of Attorney with respect to Computer Sciences Corporation signatories
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A.
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents (including documents filed subsequent to the effective date of the registration statement through the date of responding to the request) by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (7)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (8)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (9)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Falls Church, Virginia, on the 16th day of December, 2008.

COMPUTER SCIENCES CORPORATION
By:	/s/ MICHAEL W. LAPHEN Michael W. Laphen President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 16, 2008 in the capacities indicated below.

Signature	Title

* Michael W. Laphen	Chairman, President and Chief Executive Officer (Principal Executive Officer)
* Michael J. Mancuso	Vice President and Chief Financial Officer (Principal Financial Officer)
* Donald G. DeBuck	Vice President and Controller (Principal Accounting Officer)
* Irving W. Bailey, II	Director
* David Barram	Director
* Stephen L. Baum	Director
* Rodney F. Chase	Director
* Judith R. Haberkorn	Director
* Michael W. Laphen	Director
* F. Warren McFarlan	Director
* Chong Sup Park	Director
* Thomas H. Patrick	Director

* The undersigned does hereby sign this registration statement on behalf of the above-indicated director or officer of Computer Sciences Corporation pursuant to a power of attorney executed by such director or officer.

/s/ WILLIAM L. DECKELMAN, JR. William L. Deckelman, Jr. Attorney-in-Fact	December 16, 2008

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MARKET AND INDUSTRY DATA
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SUMMARY
The Exchange Offer
Summary Terms of the New Notes
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF THE EXCHANGE OFFER
PROCEDURES FOR TENDERING OUTSTANDING NOTES
ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; EXCHANGE FOR NEW NOTES
WITHDRAWAL OF TENDERS
DESCRIPTION OF THE NEW NOTES
BOOK-ENTRY DEBT SECURITIES
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II. Information Not Required in the Prospectus
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES